SECURITY AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K


CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) Of The
SECURITIES EXCHANGE ACT OF 1934

Date of Report:                      October 17, 1996

Exact Name of Regustrant
as specified in its charter:         BELL ATLANTIC CORPORATION

Commission File Number:              1-8606

State of Incorporation:              Delaware

IRS Employer Identification No:      23-2259884

Address of Principal
executive offices:                   1717 Arch Street
                                     Phladelphia, PA.  19103

Registrant's telephone number:       (215) 963-6000

Former Name or former address,
if changed since last report:           N/A

Item 5. Other Events


Attached as an exhibit hereto is a copy of the press release issued by Bell Atlantic Corporation (the "Company") dated October 17, 1996 announcing 3rd quarter earnings for 1996.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


 c) Exhibits

        The exhibits identified below, on file with the SEC, are incorporated herein by reference to exhibits hereto.


        (20)  Press Release dated October  17, 1996

                     EXHIBIT INDEX


Exhibit No.     Description                                  Page No.

  (20)          Press Release Dated October 17, 1996

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELL ATLANTIC CORPORATION

By /s/ William O. Albertini
   Willaim O. Albertini
   Executive Vice President and Chief Financial Officer

Date: October 17, 1996


FOR IMMEDIATE RELEASE              Contact:
October 17, 1996                   David Stakun
                                   215-963-6639
                                   david.j.stakun@bell-atl.com



                Bell Atlantic Third-Quarter Earnings Up 9 Percent
                     on Continued Strength in Core Businesses

     PHILADELPHIA - Bell Atlantic Corporation (NYSE: BEL) announced today that continued strength in core wireline and wireless business volumes produced third-quarter 1996 net income of $483.3 million, an increase of 9.4 percent compared with adjusted earnings of $441.9 million in the same period in 1995, which excludes certain one-time items. Earnings per share were $1.10 for the quarter, up 8.9 percent versus adjusted third-quarter 1995 results.

     Operating revenues from the company's core businesses, including its proportionate share of Bell Atlantic NYNEX Mobile revenues, grew 7.6 percent
compared with the third quarter of 1995.    Quarterly results for 1996 included
significant start-up costs in the company's long-distance and Internet businesses, costs associated with complying with the Telecommunications Act of 1996, and revenue reductions from price promotions and product packaging initiatives.

     "Strong top-line growth at Bell Atlantic is producing solid earnings performance even as we gear up for open markets and attractive new business opportunities," said Bell Atlantic Chairman and Chief Executive Officer Raymond
W. Smith.   "We remain on target to meet our key financial goals for 1996 as we look ahead to completing our merger with NYNEX."

     One-time items included in Bell Atlantic's third-quarter 1995 earnings consisted of an after-tax gain of approximately $203 million, or $.46 per share, from the sale of overlapping cellular properties in connection with the July 1, 1995, combination of Bell Atlantic Mobile and NYNEX Mobile Communications, and non-recurring charges of about $40 million, or $.09 per share, associated with certain business development ventures and contracts.

                    Network Highlights

     In the third quarter, Bell Atlantic's Network revenues grew 5.2 percent compared with the comparable period in 1995. Adjusted for 1995 access charge reductions and competitive price cuts in the toll market, revenues grew close to 7 percent.

* Access lines in service on September 30, 1996, totaled approximately 20.4 million, up 3.7 percent over the last 12 months. The increase includes
    12.9 percent  year-over-year Centrex line growth in the business markets.

* Access minutes of use grew 8.5 percent compared with the third quarter of 1995.

* At September 30, Bell Atlantic had approximately 184,000 ISDN (integrated services digital network) lines in service, 38 percent above the total a year earlier.

     "The Network business is producing solid operating income growth as we continue to stimulate revenue growth and strengthen our competitive position by stepping up marketing, new product development and corporate brand advertising," said Bell AtlanticVice Chairman James G. Cullen. "In the consumer market, we're sustaining strong sales of additional lines and vertical services such as Caller ID, Answer Call, Return Call and new service packages."

     In the residential market:

* Continued growth in home computer use propelled gross sales of secondary residential telephone lines to nearly 233,000 in the third quarter, more than 60 percent above year-earlier levels. Gross sales for the first nine months of 1996 are more than 25 percent higher than year-end 1995 totals.

* Third-quarter revenues from Answer Call and central-office-based services such as Caller ID, Return Call and Call Waiting were up about 25 percent compared with the 1995 period. Caller ID revenues grew about 75 percent as subscribers reached 2.2 million, for a penetration rate of 17.1 percent, compared with 10.5 percent a year ago. Revenues from Return Call, in some markets now featuring a voice-recorded readout of the calling party's number, jumped well over 50 percent from third-quarter 1995 levels.

     In the business markets:

* Bell Atlantic's successful line of customized Centrex packages for small businesses posted revenues of $41.5 million for the quarter, up nearly 65 percent compared with the third quarter of 1995.

* Among larger business customers, revenues from high-speed Fast-Packet data services grew well over 100 percent from third-quarter 1995 levels.

   Network operating expenses for the third quarter amounted to $2.5 billion,
5.4 percent higher than in the 1995 period. Adjusting for increased new business start-up expenses for long-distance and Internet, expenses were up 4.5 percent, driven primarily by demand growth, increases in sales and marketing activities, systems and software upgrades, and compliance with the Tele-communications Act's competitive "checklist."

     Bell Atlantic continued to improve network operating efficiency, as access lines per network employee increased to 362 as of September 30, 1996, from 335 as of the same time a year earlier, an improvement of more than 8 percent.


                            Wireless Highlights

     Equity income from Bell Atlantic's wireless investment portfolio of 85 million proportionate worldwide POPs (people in markets served) increased 53.6 percent compared with third-quarter 1995 results. Equity income of $98.3 million from Bell Atlantic NYNEX Mobile was 41.0 percent higher than third-quarter 1995 levels.

     "Domestically, our cellular business continues to produce strong results even with the advent of new competition," said Bell Atlantic Vice Chairman Lawrence T. Babbio, Jr. "Very shortly, PrimeCo, our PCS (personal communications services) consortium, will be launching service in key markets across the country. Internationally, the growth we're seeing in Italy has been spectacular. In short, we continue to demonstrate that we have the talent to establish a truly successful global enterprise."

     For Bell Atlantic NYNEX Mobile:

* The number of subscribers surpassed four million in the quarter, as 232,000 new customers were added, reflecting an annual growth rate of more than 36 percent.
* Operating revenues grew approximately $160 million, or 32.1 percent, to $657.3 million.
* Operating cash flow margin was 41 percent, with operating cash flow growth of more than 26 percent.

     Internationally:

* Omnitel Pronto Italia, Bell Atlantic's consortium operating the second wireless license in Italy, achieved world-record subscriber growth in its first 10 months of commercial operations, signing up more than 560,000 customers to its digital GSM (global system for mobile) service.

* EuroTel, Bell Atlantic's partnership currently serving more than 100,000 customers in the Czech Republic and Slovakia, has acquired 30,000 customers since the inauguration of its digital GSM service in the Czech Republic.

     "Our impressive third-quarter performance reinforces the solid foundation for the new Bell Atlantic we will create with the NYNEX merger," Smith concluded. "I'm confident our combined company will enjoy enhanced prospects for success across all our businesses - in traditional markets as well as exciting new ones such as consumer data services, long distance, Internet, and video. We look forward to the shareowner vote on the merger in November, to closing the deal early in 1997, and to building a truly world-class global telecommunications company for the 21st century."

     Bell Atlantic Corporation (NYSE: BEL) is at the forefront of the new communications, entertainment and information industry. In the mid-Atlantic region, the company is the premier provider of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace. Bell Atlantic also owns a substantial interest in Telecom Corporation of New Zealand and is actively developing high-growth national and international business opportunities in all phases of the industry.

####

     INTERNET USERS: Bell Atlantic news releases, executive speeches, news media contacts and other information are available on Bell Atlantic's media relations World Wide Web site (http://www.ba.com), by gopher (gopher://ba.com). To receive news releases via e-mail send a message to lists@ba.com.


BELL ATLANTIC CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)
(In millions, except per-share amounts)

                                     Three months ended   Nine months ended
                                        September 30,       September 30,
                                         1996    1995      1996     1995
Operating Revenues
Transport Services:
   Local service                       $1,176.9 $1,118.6 $3,496.0  $3 ,305.2
   Network access                         886.9   856.2   2,632.6    2,549.5
   Toll service                           340.2   355.9   1,059.9    1,082.2
Ancillary Services:
 Directory publishing                     288.0   273.4     863.0      826.3
   Other                                  156.8   142.3     436.8      414.9
Value-Added Services                      411.0   353.0    ,169.3    1,010.6
                                        ------- -------    ------- ---------
Network Services Revenues               3,259.8 3,099.4    9,657.6   9,188.7

Wireless Services                       -- (a)   - (a)       - (a)     628.0
Other Services                             38.0   161.7(b)   107.3     458.6 (b)
                                        ------- -------     -------  --------
Total Operating Revenues                3,297.8 3,261.1     9,764.9  10,275.3

Operating Expenses
Employee costs,
    including benefits and taxes        1,018.9 1,034.6     2,983.1   3,129.5
Depreciation and amortization             649.1   642.5     1,916.8   1,991.9
Other                                     840.6   864.6     2,466.4   2,760.0
                                      --------- -------     -------  --------
Total Operating Expenses                2,508.6 2,541.7(b)  7,366.3   7,881.4(b)

Operating Income                          789.2   719.4     2,398.6   2,393.9

Equity in income of affiliates (a)        105.8    74.5       271.7      90.3
Other income (expense), net                (9.9)  317.1       (14.3)    324.0
Interest expense                          119.9   133.9       360.5     420.5
Income before provision for income taxes  765.2   977.1     2,295.5   2,387.7
Provision for income taxes                281.9   372.3       847.      921.3
Net Income                               $483.3  $604.8    $1,448.1  $1,466.4

Earnings Per Common Share                 $1.10   $1.38       $3.29     $3.35

Cash dividends declared per common share   $.72    $.70       $2.16(c)  $2.10

Weighted average number of common
   and equivalent shares outstanding      439.1   438.5        439.6    437.9

(a) On July 1, 1995, the company contributed its domestic cellular business to a partnership and accounts for its share of the partnership's results under the equity method.
(b) Includes revenues and expenses from Bell Atlantic Business Systems Services, sold in October 1995, as follows:
                                   Three months ended      Nine months ended
                                   September 30, 1995      September 30, 1995
  Operating Revenues - Other Services    $127.9                  $374.8
  Operating Expenses                      119.2                   362.8
(c) Includes payment of $.005 per common share for redemption of rights granted under the company s Shareholder Rights Plan.


            BELL ATLANTIC CORPORATION AND SUBSIDIARIES



Per Share Analysis (unaudited)

                                       Three months ended   Nine months ended
                                          September 30,       September 30,
                                         1996       1995    1996        1995

Earnings per Share, as reported         $1.10      $1.38    $3.29      $3.35
Adjustments:
     Gain on sale of conflicted cellular
      properties                          --        (.46)     --        (.46)
      Non-recurring business development
      charges                             --         .09      --         .09
Adjusted Earnings per Share             $1.10      $1.01     $3.29     $2.98





Other Selected Data (unaudited)
                                                    September 30,
                                              1996                1995

Return on Average Common Equity
   Three months ended                         27.1%                36.2%
   Nine months ended                          26.4%                30.5%
Total Assets (in millions)                 $23,908.9            $24,546.0
Total Employees                              61,300              67,800 (d)

(d) Total Employees in 1995 includes 4,400 employees of Bell Atlantic Business Systems Services, which was sold in October 1995.



               BELL ATLANTIC CORPORATION AND SUBSIDIARIES


Condensed Consolidated Statements of Cash Flows (unaudited)
(In millions)
                                             Nine months ended September 30,
                                                   1996            1995

Cash Flows from Operating Activities
Net income                                       $1,448.1        $1,466.4
Depreciation and amortization                     1,916.8         1,991.9
Gain on sale of cellular properties, net of tax     --             (203.0)
Equity in income of affiliates                     (271.7)          (90.3)
Dividends received from affiliates                   92.9            81.3
Other, net                                            1.4          (330.1)

Net Cash Provided by Operating Activities         3,187.5         2,916.2

Net Cash Used in Investing Activities            (1,684.1)       (1,952.5)

Net Cash Used in Financing Activities            (1,761.4)       (1,008.9)

Decrease in Cash and Cash Equivalents              (258.0)          (45.2)

Cash and Cash Equivalents, Beginning of Period      356.8           142.9

Cash and Cash Equivalents, End of Period            $98.8           $97.7



           BELL ATLANTIC NYNEX MOBILE CELLULAR OPERATIONS
                             (unaudited)



                            Three months ended September 30,

                                             1996         1995      % change
Selected Operating Data
Controlled POPs (1) (000)                  56,513       55,840        1.2
Owned POPs (2) (000)                       54,461       53,511        1.8
Subscribers (000)                           4,054        2,973       36.4
Penetration (3)                               7.2%         5.3%      34.7
Churn                                         1.9%         1.7%      11.8
Revenues per subscriber per month (4)       $60            $63       (4.4)
Acquisition cost per gross add (5)           $233         $216        7.9
Cash expense per subscriber                   $36          $37       (2.7)

Selected Financial Data
(Dollars in millions)
Operating revenues (6)                       $657.3       $497.6      32.1
Less:  Cost of equipment                       91.5         69.1      32.4
Net revenues                                  565.8        428.5      32.0
Operating income                              155.7        117.3      32.7
Pre-tax income (7)                            144.2        111.3      29.6
Operating cash flow (8)                       232.8        184.2      26.4
Operating cash flow margin                       41%          43%     (4.7)
Capital expenditures
   excluding acquisitions                     256.0        76.1      236.4


Footnotes:
(1) Controlled POPs represent the total number of POPs for markets in which BANM has operating control.
(2)  Owned POPs represent BANM percentage ownership in all licensed markets.
(3)  Penetration is calculated by dividing subscribers by controlled POPs.
(4) Revenue per subscriber is calculated using service revenues, incollect roaming, outcollect roaming and equipment revenue. Incollect roaming revenues were $56.9 million and $151.7 million for the three and nine months ended 9/30/96, respectively and $48.3 million and $125.4 million for the three and nine months ended 9/30/95, respectively.
(5) Acquisition costs include commission expense and net margin on sale of customer equipment.
(6) Operating revenues include service revenues, outcollect roaming, and equipment revenues.
(7) Pre-tax income represents the income distribution to the two equity partners, Bell Atlantic and NYNEX.
(8) Operating cash flow equals operating income plus depreciation and amortization.